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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' REPORT


Shareholders and Directors of Fiserv, Inc.:

We have audited the accompanying consolidated balance sheets of Fiserv, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of Fiserv, Inc. and subsidiaries and BHC Financial, Inc. and subsidiaries, which has been accounted for as a pooling of interests as described in Note 1 to consolidated financial statements. We did not audit the financial statements of BHC Financial, Inc. and subsidiaries as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which statements reflect total assets of $785,299,000 and $634,002,000 as of December 31, 1996 and 1995,
respectively, and revenues of $81,181,000, $65,724,000 and $55,458,000 for the respective years ended December 31, 1996, 1995 and 1994. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for BHC Financial, Inc. and subsidiaries for such periods, is based solely on the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of Fiserv, Inc. and subsidiaries at December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
October 16, 1997